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                                                                    EXHIBIT 10.2


          FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

   This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment"), is made this 20th day of August, 2001, between SPORTSLINE.COM, INC, a Delaware corporation (the "Company") and Kenneth W. Sanders (the "Executive").

   The Company and the Executive have heretofore entered into an Amended and Restated Employment Agreement dated as of January 28, 2000 (the "Agreement") (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement). The Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board") has agreed to amend the Agreement to provide for certain additional benefits to the Executive.

   NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

   1. AMENDMENTS. Effective as of the date hereof, the Agreement shall be amended in its entirety to read as follows:

   (a) Section 2 of the Agreement shall be amended in its entirety to read as follows:

          "2.   Term of Agreement.  Subject to the terms and conditions hereof, the term of the Executive's employment pursuant to this Agreement (the "Term") shall be three years and such Term shall automatically extend by one day for each day elapsed, so that at all times the Term shall be for a three-year period; provided, however, if at any time the Company or the Executive delivers a written notice to the other (an "Expiration Notice") to the effect that the Agreement shall expire on a date specified in the Expiration Notice that is three years after the date the Expiration Notice is delivered to the Company or the Executive, as the case may be, then the Term shall expire on the date specified in the Expiration Notice."

   (b) Section 3 of the Agreement shall be amended in its entirety to read as follows:

          "3. Position and Duties. The Executive shall serve as the President, Finance and Administration, and Chief Financial Officer of the Company, shall perform substantially the same duties as he currently performs and shall have substantially the same authority as he currently exercises. The Executive shall report to, and shall have such other powers and duties as may from time to time be delegated to him by, the Chief Executive Officer or, if there is no Chief Executive Officer, the highest ranking executive officer of the Company, or, following a Change in Control (as defined below), the senior executive, board or committee established pursuant to the terms of the Change of Control that is responsible for the unit or division of which the Company has become a part; provided that such duties are generally consistent with his present duties and with the Executive's position. The
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       Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of the Company in substantially the same manner (both as to working time and effort) as the Executive has devoted to the Company in the past; provided, that it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, and (ii) deliver lectures or fulfill speaking engagements, so long as such activities are approved by the executive or body to which the Executive reports and do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement."

   (c) The second paragraph of Section 8(d) of the Agreement shall be amended in its entirety to read as follows:

       "For purposes of this Agreement, "Good Reason" means, without the Executive's prior written consent, the occurrence of any one or more of the following: (A) any action by the Company which results in a material diminution in the nature or status of the Executive's position, authority, duties or responsibilities; (B) a failure by the Company to pay any amounts of Base Salary, Annual Bonus or other amounts payable hereunder, or to comply with its other obligations and agreements contained herein; (C) a failure of the Company to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Section 10(c) hereof; (D) Executive no longer reports directly to the person(s) specified in Section 3 hereof, or (E) any purported termination by the Company of the Executive's employment that is not effected pursuant to a Expiration Notice or a Notice of Termination satisfying the requirements of Section 2 or subsection 8(e), respectively, and otherwise in accordance with the terms of this Agreement, and for purposes of this Agreement, no such termination shall be effective. Notwithstanding anything in this Agreement to the contrary, Good Reason shall not be deemed to exist as a result of one or more of the following: (i) changes in the nature or status of the Executive's position, authority, duties or responsibilities solely as a result of the Company becoming part of a unit or division of a larger entity pursuant to or following a Change of Control; (ii) any change in the Executive's title(s), so long as the Executive's duties remain generally consistent with those he presently performs; or (iii) so long as the Executive remains the Company's chief financial officer, the delegation to other executives or employees of the Company of other responsibilities or duties that are presently performed by the Executive or may be delegated to him from time to time."

   (d) Section 9(a) of the Agreement shall be amended in its entirety to read as follows:

              "(a)     Death.  If the Executive's employment is terminated by
       reason of his death, the Company shall pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person has been designated, to his estate, any unpaid amounts of his Base Salary or Annual Bonus accrued prior to the

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       date of his death; and upon making such payments, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death pursuant to Section 5(c)); provided, that the Executive's spouse, beneficiaries or estate shall also be entitled to receive any amounts or other benefits payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company in accordance with the terms thereof. In addition, all unvested Awards (as defined in the Company's 1997 Incentive Compensation Plan), including, but not limited to, stock options and/or unvested restricted Company securities, held by the Executive on the Date of Termination shall continue to vest in accordance with the vesting schedule for such Awards then in effect, and upon vesting shall (x) in the case of stock options, become exercisable and (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer. Moreover, each such stock option that vests pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable in accordance with their respective terms for a period of one (1) year following the date on which it becomes vested (or, in the case of any previously vested and unexercised options, one (1) year following the Date of Termination) or, if earlier, until the then scheduled expiration date(s) of such options."

   (e) Section 9(b) of the Agreement shall be amended in its entirety to read as follows:

              "(b) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Base Salary and any Annual Bonus until the Executive's employment is terminated pursuant to Section 8(b) hereof, or until the Executive terminates his employment pursuant to Section 8(d)(ii) hereof, whichever first occurs. If the Executive's employment is terminated by reason of his Disability, the Company shall pay to the Executive any unpaid amounts of his Base Salary or Annual Bonus accrued prior to the date of such termination; and upon making such payments, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of such termination pursuant to Section 5(c)); provided, that the Executive shall also be entitled to receive any amounts or other benefits payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company in accordance with the terms thereof. In addition, all unvested Awards, including but not limited to stock options and/or unvested restricted Company securities, held by the Executive on the Date of Termination shall continue to vest in accordance with the vesting schedule for such Awards then in effect, and upon vesting shall (x) in the case of stock options, become exercisable and
       (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer.
       Moreover,

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       each such stock option that vests pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable in accordance with their respective terms for a period of one (1) year following the date on which it becomes vested (or, in the case of any previously vested and unexercised options, one (1) year following the Date of Termination) or, if earlier, until the then scheduled expiration date(s) of such options. Notwithstanding anything in this section to the contrary, all such vesting of Awards shall discontinue immediately, and any unexercised options shall terminate and be cancelled immediately upon a breach by the Executive of the provisions of Section 7 hereof or the Executive's acceptance of employment with another entity."

   (f) Section 9(d)(i)-(ii) of the Agreement shall be amended in its entirety to read as follows:

          "(i) within thirty (30) days after the Date of Termination, the Company shall pay the Executive an amount equal to the sum of: (i) his accrued but unpaid Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (or the Date of Termination where no Notice of Termination is required hereunder) and
       (ii) a pro rata portion of the most recent Annual Bonus paid to the Executive (taking into consideration any accrued but unpaid Annual Bonus which is paid pursuant to this Section 9(d)(i)) based on the number of days elapsed in the current fiscal year prior to the Date of Termination, together with any accrued incentive compensation and other amounts to which the Executive is then entitled under any plan, policy, practice or program of the Company at the time such payments are due; and

          (ii) in lieu of any further salary, incentive compensation or other payments for periods subsequent to the Date of Termination, and as a severance benefit to the Executive, the Company will pay to the Executive in equal bi-weekly installments for a period of two (2) years following the date of termination an amount equal to the sum of (i) two (2) times the Executive's annual Base Salary in effect at the time Notice of Termination is given (or the Date of Termination where no Notice of Termination is required hereunder), plus (ii) an amount equal to the two
       (2) times the greater of (x) the average Annual Bonus paid to the Executive for the prior three years or (y) the amount of the most recent Annual Bonus paid to the Executive."

   (g) The first paragraph of Section 9(e) of the Agreement shall be amended in its entirety to read as follows:

            "(e)      Acceleration of Vesting; Sale of Shares.  Unless the
       Company terminates the Executive's employment for Cause, the Executive terminates his employment for other than Good Reason or the Executive's employment is terminated due to his death or Disability, upon (i) termination of the Executive's employment or (ii) a Change of Control, all unvested Awards, including, but not limited to stock options and/or restricted Company securities, held by the Executive on the Date of Termination shall immediately vest and upon vesting shall (x) in the

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       case of stock options, become exercisable and (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer. Moreover, each such stock option that is deemed vested pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable by the Executive in accordance with their respective terms for a period of one (1) year following the Date of Termination or the date of the Change in Control, as the case may be, or, if earlier, until the then scheduled expiration date(s) of such options. The Company shall provide the Executive such cooperation and assistance as may reasonably be necessary to effect cashless exercises of such stock options and the sale of any such restricted Company security beneficially owned by the Executive at the Date of Termination. Furthermore, upon a Change of Control caused by CBS Broadcasting Inc. ("CBS") or any of its affiliates, pursuant to the issuance of securities by the Company to CBS or any affiliate thereof, becoming the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors (a "CBS Change of Control"), in addition to the accelerated vesting of Awards as set forth in this Section 9(e), the Executive shall be entitled, in the Executive's sole discretion, upon written notice to the Company within 60 days after the date of the CBS Change of Control, to surrender any or all stock options then held by such Executive with an exercise price greater than the Fair Market Value (defined below) of the Company's common stock on the date of such CBS Change of Control to the Company in exchange for shares of common stock of the Company awarded pursuant to the Plan at an exchange rate of one share of common stock for every two options surrendered. For the purposes of this Agreement, the "Fair Market Value" of the Company's common stock as of any given date shall be (i) the closing sale price per share reported on a consolidated basis for the common stock as listed on the Nasdaq National Market or the principal stock exchange or market on which the common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported or
       (ii) if the common stock is not listed on an exchange or market, the fair market value of the common stock as determined by the Board."

   (h) Immediately following Section 9(e), a new Section 9(f) shall be added to the Agreement to read as follows:

          "(f) Maintenance of Benefit. Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive and/or his family for two (2) years after termination for any reason, all employee medical, health and hospitalization plans and programs in which the Executive

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       and/or his family was entitled to participate in immediately prior to the
       Date of Termination provided that the continued participation of the Executive and/or his family is possible under the general terms and provisions of such plans and programs. In the event that the participation of the Executive and/or his family in any such plan or program is barred, the Company shall arrange to provide the Executive and/or his family with benefits substantially similar to those which the Executive and/or his family would otherwise have been entitled to receive under such plans and programs from which his or their continued participation is barred."

   (i) Section 12 of the Agreement shall be amended in its entirety to read as follows:

          "12. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:


          If to the Company:  SportsLine.com, Inc.
                              2200 W. Cypress Creek Road
                              Fort Lauderdale, Florida 33309
                              Attn:  Chief Executive Officer

       or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee."

   2. EFFECTIVE DATE. This Amendment shall be effective upon its execution by the Company and the Executive.

   3. COUNTERPARTS. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

   4. NO OTHER MODIFICATION. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto.

   5. REFERENCES TO AGREEMENT. From and after the effective date hereof, each reference in the Agreement to "this Agreement," "hereto," "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

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   IN WITNESS WHEREOF, the Company and the Executive have executed this First
Amendment to Amended and Restated Employment Agreement as of the date first written above.

                                    SPORTSLINE.COM, INC

                                    By: /s/ Michael Levy
                                        ----------------
                                        Michael Levy
                                        President and Chief Executive Officer

                                    /s/ Kenneth W. Sanders
                                    ----------------------
                                    Kenneth W. Sanders

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